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                                                                       Exh. 8.1
                   [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]

                                  July 29, 1996

BankAmerica Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California  94104

Ladies and Gentlemen:

         We have acted as counsel for BankAmerica Mortgage Securities, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, Registration No. 333-05201 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Mortgage Pass-Through Certificates (collectively, the "Certificates"), each such Series representing an undivided interest in a specified trust fund (each, a "Trust Fund"). Each Series of Certificates will be issued pursuant to a pooling and servicing agreement (each, a "Pooling Agreement"), among the Company and a master servicer and trustee to be named. The form of Pooling Agreement relating to the Trust Funds to be formed by the Company has been filed as Exhibit 4.1 to the Registration Statement.

         We hereby confirm that the statements set forth under the headings "Summary of Prospectus -- Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the Prospectus, and under the headings "Summary of Prospectus -- Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the form of prospectus supplement, each forming a part of the Registration Statement, which statements have been prepared by us, constitute our opinion as to the material federal income tax consequences relating to the Certificates and are correct in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Orrick, Herrington & Sutcliffe

                                            ORRICK, HERRINGTON & SUTCLIFFE